EXHIBIT 99.1

             CERTIFICATION OF CHIEF EXECUTIVE AND FINANCIAL OFFICER
                                   PURSUANT TO
                            18 U.S.C. SECTION 1350,
                             AS ADOPTED PURSUANT TO
                  SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002


In connection with the Quarterly Report of Wallace Resources Inc. on Form 10-QSB for the quarter ended March 31, 2003, as filed with the Securities and Exchange Commission on June 10, 2003, I, Lewis R. Higgins, Chief Executive and Financial Officer of the Company, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

     1. the Quarterly Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and
     2. the information contained in the Quarterly Report fairly presents, in all material respects, the financial condition and result of operations of the Company.




Dated:  May 16, 2003             Signed: /s/ Lewis R. Higgins
                                         ------------------------------
                                         Lewis R. Higgins
                                         Chief Executive Officer, and
                                         Chief Financial Officer